     As filed with the Securities and Exchange Commission on December 22, 2000
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               Isonics Corporation
                               -------------------
             (Exact name of registrant as specified in its charter)


           California                               77-0338561
    ------------------------           ------------------------------------
    (State of Incorporation)           (I.R.S. Employer Identification No.)


                              5906 McIntyre Street
                             Golden, Colorado 80403
                                 (303) 279-7900
                             ----------------------
          (Address and telephone number of principal executive offices)


                     1996 Executives' Equity Incentive Plan
                           1996 Equity Incentive Plan
                           --------------------------
                            (Full title of the plans)


                               James E. Alexander
                      President and Chief Executive Officer
                               Isonics Corporation
                              5906 McIntyre Street
                             Golden, Colorado 80403
                                 (303) 279-7900
                               -------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                         Herrick K. Lidstone, Jr., Esq.
                             Norton A Lidstone, P.C.
                          Suite 650, 5445 DTC Boulevard
                        Greenwood Village, Colorado 80111
                                 (303) 221-5552

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum         Proposed Maximum
Title of Securities to        Amount to be        Offering Price Per       Aggregate Offering       Amount of
Be Registered                 Registered          Share (1)                Price (1)                Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock                780,000 shares        (See Notes to                $1,287,274                $340
                                                  Calculation of
                                                  Registration Fee)


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon

     (a) the exercise price, for shares subject to outstanding options granted by Isonics Corporation (alternatively herein, the "Registrant", or the "Company") under (i) the Registrant's 1996 Executives' Equity Incentive Plan (the "Executives' Equity Incentive Plan") (options to purchase no shares) and (ii) the Registrant's 1996 Equity Incentive Plan (the "Equity Incentive Plan") (options to purchase 150,000 shares at $2.1875 and 22,638 at $2.1250); or

     (b) the average of the bid and asked prices of the Registrant's Common Stock as quoted on the Nasdaq SmallCap Stock Market for December 19, 2000 ($1.50 per share), for shares reserved for upon exercise of options not yet issued pursuant to (i) the Executives' Equity Incentive Plan (430,000 shares) and (ii) the Equity Incentive Plan (177,362 shares).

     The chart below details the calculation of the registration fee:

----------------------------------------------------------------------------------------------------
                                        Number of Shares     Per Share Offering   Aggregate Offering
                                                             Price                Price
----------------------------------------------------------------------------------------------------
     EXECUTIVES' EQUITY INCENTIVE PLAN

No options have been granted from                  -0-         $      0              $        0
the additional shares in the
Executives' Plan
----------------------------------------------------------------------------------------------------
Shares reserved for future issuance            430,000         $   1.50              $   645,000
----------------------------------------------------------------------------------------------------
     EQUITY INCENTIVE PLAN
----------------------------------------------------------------------------------------------------
Shares issuable pursuant
to options under the
Equity Incentive Plan                          150,000         $ 2.1875              $   328,125
                                                22,638         $  2.125              $    48,106
----------------------------------------------------------------------------------------------------
Shares reserved for future issuance            177,362         $   1.50              $   266,043
----------------------------------------------------------------------------------------------------
TOTAL (3)                                      780,000                               $ 1,287,274
----------------------------------------------------------------------------------------------------

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(3) In accordance with SEC Rule 429, the prospectus to be issued pursuant to this registration statement includes the shares of our Common Stock that were registered in our Registration Statement on Form S-8 (SEC File No. 333-74339) and declared effective by the Securities and Exchange Commission on May 12, 1999. Those shares included 150,000 shares issuable pursuant to the 1996 Stock Option Plan, 570,000 shares issuable pursuant to the 1996 Executives' Equity Incentive Plan, 150,000 shares issuable pursuant to the 1996 Equity Incentive Plan, and 200,000 shares issuable pursuant to the 1998 Employee Stock Purchase Plan. The Registrant paid a total filing fee of $1,093.35 in connection with SEC File No. 333-74339.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item ("Plan Information") and Item 2 ("Registrant Information and Employee Plan Annual Information") of Part I to Form S-8 will be included in the Section 10(a) prospectus to be used pursuant to the requirements of Form S-8.

PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Isonics Corporation hereby incorporates by reference into this registration statement the following documents and information that it has heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's latest annual report on Form 10-KSB filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective Registration Statement on Form 8-A filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.


ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 317 of the California Corporations Code the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, to the extent permitted by California law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and executive officers. The Company obtained officer and director liability insurance with respect to potential liabilities which may arise out of certain matters, including matters arising under the Securities Act.

     In addition, the Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by California law, the Company's directors will not be liable for monetary damages. The Company's Bylaws and the indemnification agreements with its directors and executive officers require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be a party by reason of the fact that such person is or was an executive officer or director of the Company or any of its affiliated enterprises. No indemnity will be available if such indemnification is unlawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8. EXHIBITS.

     Exhibits Pursuant to Item 601 of Regulation S-B:

Exhibit No.                              Title
-----------    -----------------------------------------------------------------
   3.01*       Registrant's Amended and Restated Articles of Incorporation. (1)

   3.02*       Registrant's Bylaws. (1)

   3.03* Certificate of Determination of Preferences and Rights of the Series A Preferred Stock. (2)

   4.01*       Specimen Common Stock Certificate. (1)

   5.01+       Opinion of Arter & Hadden LLP

  10.01*       1996 Executives' Equity Incentive Plan

  10.02*       1996 Equity Incentive Plan

  23.10+       Consent of independent accountants.

  23.11+       Consent of Arter & Hadden, LLP  (see exhibit 5.01)


(1) Incorporated herein by reference to exhibit filed with Isonics' Registration Statement on Form SB-2 ("Registration Statement") (Commission file No. 333-13289) in which this exhibit bears the same number except exhibit 3.01 which was numbered 3.03 in that registration statement.

(2) Filed with Isonics' Current Report on Form 8-K (File No. 001-12531), dated July 29 and filed August 12, 1999, and incorporated herein by reference.

*    Previously filed.

+    Filed herewith.


ITEM 9. UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, County of Jefferson, State of Colorado, on the 21st day of December 2000.


                                       ISONICS CORPORATION

                                       By /s/ James E. Alexander
                                          --------------------------------------
                                                   James E. Alexander
                                            President, Chief Executive Officer
                                          and Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures:                   Title                            Date


/s/ James E. Alexander        President, Chief Executive       December   , 2000
------------------------      Officer and Chairman of
James E. Alexander            the Board of Directors
                              (Principal Executive Officer)


/s/ Brantley J. Halstead      Chief Financial Officer          December   , 2000
------------------------      (Principal Financial and
Brantley J. Halstead          Accounting Officer)


/s/ Boris Rubizhevsky         Director                         December   , 2000
------------------------
Boris Rubizhevsky


/s/ Lindsay A. Gardner        Director                         December   , 2000
------------------------
Lindsay A. Gardner


/s/Richard L. Parker          Director                         December   , 2000
------------------------
Richard L. Parker


/s/ Larry J. Wells            Director                         December   , 2000
------------------------
Larry J. Wells